                                                                   EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, made and entered into as of March 21, 2001, by and between RONALD L. GOODE, an individual (the "EXECUTIVE"), and CYTOCLONAL PHARMACEUTICS INC., a Delaware corporation (the "COMPANY").

                                   WITNESSETH:

         WHEREAS, the Company desires that the Executive be employed by it as its President and Chief Executive Officer, and Executive is willing to be so employed and to render services in such capacity to the Company, all upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT.

         The Company hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby accepts such employment, on the terms and subject to the conditions set forth in this Agreement.

2. SERVICES TO BE RENDERED.

         2.1 Services to the Company. The Executive shall serve the Company faithfully, diligently and to the best of his ability under the direction of the Board of Directors of the Company. The Executive shall devote all of his business time, energies and skill to his duties hereunder and to the business and affairs of the Company. Notwithstanding the foregoing, the Executive shall be permitted to engage in charitable and civic activities, manage his personal passive investments, and serve on the Board of Directors of other companies with the prior consent of the Board of Directors of the Company, provided that such activities do not materially interfere with the performance of his duties or responsibilities under this Agreement; and further provided, that the Company acknowledges, agrees and consents to the Executive's participation to the extent set forth therein in the activities set forth on Schedule 2.2 hereto and to the Executive's right to receive the compensation related to such activities, including, without limitation, as set forth on Schedule 2.2.

         2.2 Duties. During the Employment Period (as defined in Paragraph 3 below), the Executive shall have the titles and position of President and Chief Executive Officer of the Company. The Executive shall perform such executive and managerial duties and responsibilities customary to his office and as are reasonably necessary to the operations of the Company and as may be assigned to him from time to time by or under authority of the Board, consistent with his position as President and Chief Executive Officer of the Company. The Executive shall report solely and directly to the

Board of Directors of the Company. The Board of Directors shall meet on or before the commencement of the Employment Term to approve the appointment of the Executive as a member thereof. In furtherance of the foregoing, during the Employment Period and subject to the authority of the Board, the Executive shall have the responsibility for the general management, day-to-day operations of the Company and the long-term planning of the Company.

         2.3 Principal Place of Employment. The principal place of employment of the Executive shall be the Company's offices located in Dallas, Texas, subject to travel requirements of his position and duties hereunder.

3. TERM.

         The employment of Executive by the Company hereunder (the "EMPLOYMENT PERIOD") shall commence on the date hereof and shall continue through and including March 20, 2004, unless sooner terminated pursuant to the provisions of this Agreement. The employment of Executive hereunder shall be automatically renewed on a year-to-year basis on the same terms and conditions as the immediately preceding year, unless either party hereto, not less than one hundred eighty (180) days prior to the end of the initial or a renewal term hereof, serves notice on the other party of his or its intention not to renew this Agreement for an additional one-year term.

4. COMPENSATION.

         In consideration of the performance by the Executive of his duties and obligations hereunder, the Company shall pay to the Executive and the Executive agrees to accept, as full compensation therefor, the compensation set forth in this Agreement.

         4.1 Salary. The Company agrees to pay the Executive a salary (the "BASE COMPENSATION") at the rate of $350,000 per annum during the term of employment hereunder. The Base Compensation shall be payable in accordance with the Company's customary payroll practices as in effect from time to time.

         4.2 Annual Bonus.


              (1) In addition to the Base Compensation, the Company may pay the Executive an annual bonus payment (the "BONUS PAYMENT") with respect to each calendar year during the Employment Period (or for such portion of any such calendar year included within the Employment Period, on a pro rata basis) in such amount, if any, as shall be determined by the Board of Directors in its sole discretion. The maximum Bonus Payment to which the Executive shall be entitled in any calendar year shall be in the amount of sixty (60%) percent of the Executive's then current Base Compensation, with such amount to be awarded only for performance by the Executive deemed in the discretion of the Board of Directors to be exceptional, it being understood by the parties that the Bonus Payment in other years may range between ten (10%) percent and fifty (50%) percent of then current Base Compensation.

              (2) The Company shall make the Bonus Payment as soon as practicable after the first meeting of the Compensation Committee of the Board of Directors after the end of the calendar year with respect to which the Bonus Payment is payable.

         4.3 Stock Options. Concurrently with the execution of this Agreement, the Company shall grant to the Executive an option to purchase up to 400,000 shares of the Company's Common Stock (the "Stock Option") at an option price equal to the closing bid price on March 12, 2001, all subject to [the terms and conditions set forth in a Stock Option Agreement (the "AWARD AGREEMENT") entered into between the Company and the Executive as of an even date herewith], and to be administered in accordance with the terms, conditions and vesting schedule of the Company's 2000 Stock Option Plan. In addition, you shall be eligible to receive at the sole discretion of the Board of Directors additional stock option grants from time to time.

         4.4 Annual Review. The Company's Board of Directors shall review the Executive's performance after the end of each fiscal year and determine, in its sole discretion, whether to increase his Base Compensation.

5. BENEFITS.

         5.1 Benefit Plans. During the Employment Period, the Executive and, to the extent eligible, his dependents shall be entitled to participate in the regular health, disability and other benefit programs of the Company and other perquisites on the same basis that the senior executive officers of the Company participate therein. The Executive shall be entitled, during the Employment Period, to an annual paid vacation of four (4) weeks and the same holidays and other paid leave entitlements as are enjoyed by other senior executive officers of the Company.

         5.2 Relocation. The Company shall reimburse the Executive for reasonable out-of-pocket expenses incurred by him in connection with his relocation to Dallas, Texas as provided in Section 2.3, to the extent same are presented by Executive to, and approved in advance by, the Chairman of the Board of Directors (the "Chairman") of the Company. Relocation expenses shall include, but not necessarily be limited to, packing, moving, transportation costs, brokerage and legal fees on the sale of his home in Illinois and purchase of his new home in the Dallas area and other such expenses related to his relocation in an amount which shall be mutually agreed between the Executive and the Chairman.

         5.3 Housing Allowance. Until such time as the Executive shall have relocated on a permanent basis to the Dallas area, he shall receive a monthly housing allowance in an amount to be agreed upon between the Executive and the Chairman.

         5.4 Automobile. The Company shall provide the Executive with exclusive use of a leased automobile during the Employment Period and shall pay for the cost of insurance premiums, gas, oil and routine maintenance in connection therewith, except in connection with its use for personal, non-business reasons.

         5.5 Club Dues. The Company shall pay for the Executive's membership entry fee(s) and membership dues in and related expenses of an appropriate country club or equivalent club to be used for necessary and reasonable business purposes, it being understood and agreed between the Company and the Executive that any expenses incurred by the Executive for non-business, purely personal reasons shall be reimbursed by the Executive to the Company.

6. EXPENSES.

         The Company shall reimburse the Executive for reasonable out-of-pocket expenses properly incurred by him on behalf of and directly for the benefit of the Company, in the performance of his duties hereunder and in accordance with policies of the Company set by the Board of Directors of the Company; provided, that proper written vouchers are submitted to the Company by the Executive evidencing such expenses and the purposes for which the same were incurred.

7. PAYMENTS ON DEATH, DISABILITY OR TERMINATION BY EXECUTIVE.

         7.1 Death. In the event of the death of Executive during the Employment Period, the Employment Period shall terminate on the date of the Executive's death and the designated beneficiaries, or if no such beneficiaries shall have been designated by the Executive, the personal representative, of the Executive shall be entitled to receive: (a) any accrued and unpaid Base Compensation and benefits described in Section 5 ("BENEFITS") through the date of Executive's death, (b) the Bonus Payment, if any, with respect to the fiscal year in which Executive's death occurs multiplied by a fraction the numerator of which is the number of days from the first day of such fiscal year until the date of Executive's death and the denominator of which is 365; provided, however, such Bonus Payment shall not be less than the pro-rated amount of the Bonus Payment made to the Executive with respect to the year immediately preceding the year in which the Executive's employment is terminated due to the Executive's death; (c) any and all vested Stock Option Awards (in accordance with Section 4.3 hereof) plus any such awards that shall vest within 3 months after the date of Executive's death, with attendant full rights of exercise; and (d) at no cost to the Executive, his family or estate, continued coverage under the Company's group health insurance plan for the Executive's eligible dependents for the remainder of the Employment Period. The Executive's designated beneficiaries or personal representatives shall accept the payments provided for in this Section
7.1 in full discharge and release of the Company of and from any other obligations under this Agreement.

         7.2 Disability. If, during the Employment Period, in the opinion of a duly licensed physician approved by the parties, the Executive, because of physical or mental illness or incapacity, shall be substantially unable to perform his principal duties and services hereunder in the manner previously performed for an aggregate of one hundred eighty (180) days in any three hundred sixty five (365) day period, the Company shall have the right to terminate his employment hereunder by sending written notice of such termination to the Executive (at any time after the expiration date of such one hundred eighty
(180) day period), and thereupon Executive's employment pursuant to this Agreement shall terminate. In the event of such termination, the Executive shall be entitled to receive: (a) any accrued and unpaid Base Compensation and Benefits through the date of termination, (b) at no cost, a continuation of the health insurance Executive received during the term of his employment or other insurance comparable thereto for a period of one year after the date of termination and (c) the Bonus Payment, if any, with respect to the fiscal year in which the termination occurs multiplied by a fraction the numerator of which is the number of days from the first day of such fiscal year until the date of termination and the denominator of which is 365; provided, however, such Bonus Payment shall not be less than the pro-rated amount of the Bonus Payment made to the Executive with respect to the year immediately preceding the year in which the Executive's employment is terminated due to the Executive's disability. The Executive shall accept the payments provided for in this Section 7.2 in full discharge and release of the Company of and from any further obligations under this Agreement.

         7.3 Termination By Executive Without Good Reason. The Executive shall have the right at any time during the Employment Period to terminate his employment with the Company other than for Good Reason by giving 120 days written notice thereof to the Company. If the Executive terminates his employment other than for Good Reason (as hereinafter defined), the Executive shall be entitled to receive any accrued and unpaid Base Compensation and Benefits through the date of termination. The Executive shall accept the payments provided for in this Section 7.3 in full discharge and release of the Company of and from any other obligations under this Agreement.

8. TERMINATION OF EMPLOYMENT BY THE COMPANY FOR CAUSE.

         8.1 Right to Terminate. The Company shall have the right to terminate the employment of the Executive for "CAUSE" upon any one of the following events:

              (1) if Executive shall materially breach, violate or fail to perform any of the material covenants (including the obligation to perform his duties hereunder), representations, terms or conditions of this Agreement and shall fail to cure such breach, violation or default within thirty (30) days after written notice thereof from the Company, which notice shall specify the specific nature of the claimed breach and, if curable, the manner in which the Company requires such breach to be cured; or

              (2) other conduct of the Executive involving any material dishonesty or breach of fiduciary duty to the Company which has a material adverse effect on the Company or its reputation, or gross negligence or willful misconduct with respect to the Company, including, without limitation, fraud, embezzlement, theft or proven material dishonesty in the course of his employment, or a conviction of or the entry of a plea of guilty or nolo contendere to a crime involving moral turpitude or where his continued employment by the Company after indictment for a crime otherwise has or may have, as reasonably determined by the Board of Directors, a material adverse effect on the Company or its reputation.

         8.2 Notice of Termination. In the event the Company elects to terminate the employment of the Executive for Cause as set forth above in Section 8.1, the Company shall give the Executive written notice of such termination which states the reasons relied upon by the Company in effecting such termination. The Executive shall have the opportunity to appear before the Board of Directors of the Company, with his counsel, to dispute the Company's decision to terminate the

Executive for Cause. If after the Executive's appearance before the Board of Directors of the Company, the Board determines that the Executive should be terminated for Cause, the Company shall be entitled to terminate the Employment Period and to discharge the Executive for Cause effective upon the giving of written notice as contemplated by this Section 8.2. If the Executive is terminated for Cause, no payments of any type shall be made or shall be payable to the Executive hereunder from the effective date of such termination other than the Base Compensation, any accrued and unpaid bonus payments through the last day of the year immediately preceding the year in which the Executive's employment is terminated, and Benefits accrued and unpaid through the effective date of such termination.

9. PAYMENTS ON TERMINATION OF EMPLOYMENT AFTER A CHANGE IN CONTROL, BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON.

         9.1 Payments. Notwithstanding anything in this Agreement to the contrary, the Company may terminate the Executive's employment hereunder at any time without Cause. If, during the Employment Period, the Company terminates the Executive's employment hereunder without Cause or after a Change in Control, or the Executive terminates his employment hereunder for Good Reason or after a Change in Control, then and in any such event the Executive shall be entitled to receive: (a) any accrued and unpaid Base Compensation and Benefits through the date of termination, (b) at no cost, a continuation of the health insurance Executive received during the term of his employment or other insurance comparable thereto until the later of (x) March 20, 2004 or (y) eighteen (18) months after the date of termination and (c) the Bonus Payment, if any, with respect to the fiscal year in which the termination occurs multiplied by a fraction the numerator of which is the number of days from the first day of such fiscal year until the date of termination and the denominator of which is 365. In addition, if the Executive shall be terminated without Cause prior to March 21, 2003, he shall be entitled to receive the Base Compensation at the rate in effect immediately prior to the date of termination for a period of twenty-four
(24) months from the date of termination. If the Executive shall be terminated without Cause after March 20, 2003, he shall be entitled to receive the Base Compensation at the rate in effect immediately prior to the date of termination for a period of eighteen (18) months from the date of termination. In the event that the Executive is terminated without Cause, regardless of when such termination is effected, then, in addition to all other benefits to which he is entitled, the Executive's yet unvested Stock Options, if any, shall immediately vest with no diminution in any attendant exercise period. The Company shall pay such Base Compensation in accordance with its customary payroll practices. The Executive shall be under no obligation to mitigate his damages or to seek other employment and if the Executive obtains other employment, any compensation earned by the Executive therefrom shall not reduce the Company's severance obligations under this Paragraph 9.1. Notwithstanding any other provision of this Agreement to the contrary, in the event that any payments or benefits received or to be received by the Executive in connection with the Executive's employment with the Company (or termination thereof) would subject the Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "EXCISE TAX"), and if the net-after tax amount (taking into account all applicable taxes payable by the Executive, including any Excise
Tax) that the Executive would receive with respect to such payments or benefits does not exceed the net-after tax amount the Executive would receive if the amount of such payments and benefits were reduced to the maximum amount which could otherwise be payable to the Executive without the imposition of the Excise Tax, then, to the extent necessary to eliminate the imposition of the Excise Tax, (a) such cash payments and benefits shall first be reduced (if necessary, to zero) and (b) all other non-cash payments and benefits shall next be reduced.

         9.2 Change in Control. For purposes hereof, a "CHANGE IN CONTROL" shall be deemed to have occurred if: (i) a third person other than Shareholders on the date hereof or their Affiliates, including a "group" as such term is defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the direct or indirect beneficial owner of shares of the Company having more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company, (ii) the Company sells all or substantially all of its assets, (iii) the Company enters into any transaction in which more than fifty percent (50%) of the Company's voting power is transferred to Persons other than the Shareholders on such date or their Affiliates or (iv) the shareholders of the Company approve a dissolution or complete liquidation of the Company. Shareholders means the Shareholders of the Company on the date hereof and Affiliates means any Persons controlled by, controlling or under common control with any Shareholder. Person means any person or entity.

         9.3 Good Reason. For purposes hereof, "GOOD REASON" shall mean:

              (1) a material breach by the Company of any of its material obligations under this Agreement, including the payment of salary, bonus, or benefits, if such breach is not curable or, if curable, is not cured within fifteen (15) days after written notice thereof by Executive to the Company;

              (2) a reduction in the amount of Executive's then current salary or the termination or reduction of any material employee benefit or perquisite enjoyed by Executive (other than in the amount of any Bonus Payments or as a result of changes by the Company to employee benefit plans applicable generally to a class of employees);

              (3) a material diminution in Executive's duties or the assignment to Executive of duties which are materially inconsistent with Executive's position or which materially impair Executive's ability to function as the President and Chief Executive Officer of the Company or Executive ceasing to have a title of President and Chief Executive Officer; or

              (4) the occurrence of a Change in Control.


10. NON-COMPETITION; NON-SOLICITATION OF EMPLOYEES AND CLIENTS; CONFIDENTIAL INFORMATION; INJUNCTIVE RELIEF.

         10.1 Non-Competition. The Executive agrees that during the Limitation Period (as hereinafter defined), without the prior written consent of Company's Board of Directors, (x) he shall not anywhere in the United States, directly or indirectly, for himself, or as agent of or on behalf of, or in conjunction with, any person, firm, corporation or other entity, engage or participate in or become employed by or render advisory or other services to or for any person, firm, corporation or other entity that is in direct competition with the Company nor (y) shall he invest or otherwise become interested in, as principal, partner, officer, director or stockholder (otherwise than through the ownership of not more than five percent (5%) of the outstanding voting securities of any corporation which is listed on a national securities exchange or whose securities are regularly traded in the over-the-counter market) of, any such person, firm, corporation or other entity.

         10.2 Non-Solicitation. The Executive agrees that during the Limitation Period he shall not, without the prior written consent of the Company's Board of Directors, directly or indirectly through any other person, firm or corporation:
(a) solicit, raid, entice or induce any employee of the Company to become employed by any other person, firm, corporation or other entity, (b) approach any such employee for such purpose or (c) authorize or knowingly approve the taking of such actions by any other person, firm, corporation or other entity or assist any person, firm, corporation or other entity in taking such action. The Executive also agrees that until the expiration of the Limitation Period, without the prior written consent of the Company's Board of Directors, he shall not directly or indirectly through any other person, firm, corporation or other entity, solicit, raid, entice or induce any person, firm or corporation who is, or at any time during the one year period immediately preceding the date of termination of the Executive's employment with the Company was, a customer of the Company to become a customer of any other person, firm, corporation or other entity which is engaged in any business activity which is in competition with any of the business, operations or activities conducted by the Company during the term of this Agreement and the Executive shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         10.3 Non-Disclosure. The Executive acknowledges that all trade secrets, information, knowledge and data concerning the Company not generally known to or obtainable by the public ("CONFIDENTIAL INFORMATION"), including, without limitation, that relating to business methods, marketing plans, operations, research and development, business affairs, technology, products, services and pricing which the Executive has created or received or shall hereafter create or receive as an employee of the Company are valuable and unique assets of the Company. The Executive agrees that, during and after the term of this Agreement, he shall not (otherwise than pursuant to his duties hereunder) directly or indirectly use or disclose, without the prior written consent of the Company's Board of Directors, any such knowledge or information pertaining to the Company, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive shall have no obligation with respect to any information which is generally available to or obtainable by the public (other than through a breach of this Agreement) or that he is legally compelled to disclose. In the event that the Executive becomes legally compelled to disclose any Confidential Information, the Executive shall provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy. The Executive further agrees that all memoranda, notes, records and other documents made available to or created by the Executive during the term of this Agreement concerning the business of the Company shall be the Company's property and shall be delivered to the Company upon the termination of his employment or at any other time on request of the Company's Board of Directors.

         10.4 Survival. The provisions of this Section 10 shall survive the expiration or termination of this Agreement, irrespective of the reason therefor.

         10.5 Specific Performance. The Executive acknowledges that a breach of any of the provisions contained in this Section 10 will cause the Company great and irreparable injury and damage. By reason of this, the Executive consents and agrees that if he breaches or threatens to breach any of the provisions of this
Section 10, the Company shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach or threatened breach by the Executive of any of the provisions of this Section 10. This Section 10 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

         10.6 Limitation Period. For purposes of this Section 10, the term "LIMITATION PERIOD" shall mean the period beginning on the date hereof and ending (a) two (2) years after the termination of the Executive's employment hereunder if the Executive terminates his employment other than for Good Reason or the Company terminates his employment for Cause, or (b) upon the termination of the Executive's employment hereunder if the termination occurs without Cause, whether or not in contemplation of a Change in Control, or after a Change in Control, or if the Executive terminates his employment for Good Reason.

         10.7 Disclosure of Restrictive Covenants. The Executive agrees to disclose the existence and terms of the restrictive covenants set forth in this
Section 10 to any employer that the Executive may work for during the Limitation Period.

         10.8 Reasonable Covenants. The Executive and the Company agree that these covenants are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraints are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision, or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of the covenants as so amended.

         10.9 Consideration. The compensation, bonus payments and benefits to be received by the Executive from the Company as set forth herein shall he made in part specifically as for the Executive's covenants as set forth in this Section 10, and the Executive acknowledges that such consideration received by him is sufficient and reasonable in relation to the restrictions to which he has agreed in this Section 10. Further, the Executive acknowledges that the Stock Option has been granted as an inducement and in consideration of the Executive agreeing to the covenants set forth in this Section 10, and if the Executive violates the provisions of Section 10.1 or 10.2, which violation or breach continues for a period of 20 days after notice thereof is given Executive by the Company, the Stock Option shall be canceled. 1.1

11. DEDUCTIONS AND WITHHOLDING.

         The Executive agrees that the Company shall withhold from any and all payments required to be made to the Executive (or his beneficiaries or personal representative) pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

12. NO CONFLICTING AGREEMENTS.


         The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from entering into this Agreement or performing in accordance with the terms and conditions of this Agreement.

13. MISCELLANEOUS.

         13.1 Notices. Any notice to be given hereunder shall be in writing and given by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), overnight courier service or personal delivery addressed to the other party hereto at its address set forth below or at such other address as notice thereof shall have been given in accordance with the provisions of this Section 13.1:

                           If to the Company:

                           Cytoclonal Pharmaceutics Inc.
                           9000 Harry Hines Blvd., Suite 621
                           Dallas, Texas 75235
                           Attention: Gary Frashier, Chairman
                           Fax: (214) 350-9514

                           With a copy to:

                           Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Attention: Robert H. Cohen, Esq.
                           Fax No.: (212) 735-8708

                           If to the Executive:

                           Mr. Ronald L. Goode
                           1051 Melody Road
                           Lake Forest, Illinois 60045
                           Fax No.:  (847) 615-1641

                           with copy to:

                           Schwartz & Freeman
                           Suite 1900
                           401 North Michigan Avenue
                           Chicago, Illinois 60611
                           Attention: Joan M. Eagle

         Any such notice shall be deemed to have been given (a) when delivered personally to the recipient, (b) if telecopied, when receipt is confirmed, (c) when delivered by courier, if delivered by commercial overnight courier service, or (d) three (3) days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

         13.2 Agreement; Amendment. This Agreement supersedes any other agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof and, together with the Award Agreement represents their entire understanding and agreement with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement and signed by the Company and the Executive.

         13.3 Waiver Not Consent. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by either party hereto.

         13.4 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13.5 Assignment; Binding Effect. This Agreement is not assignable without the prior written consent of both parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

         13.6 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.7 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed therein, without giving effect to the choice of law principles thereof.

         13.8 Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         13.9 Indemnification of Executive. The Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify the Executive from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 145. The indemnification provided for herein shall not be deemed exclusive of any other rights to which Executive may be entitled under the Company's certificate of incorporation or by-laws, any agreement, vote of stockholders or disinterested directors or otherwise.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the date first above written.

                                 CYTOCLONAL PHARMACEUTICS INC.


                                 By:  /s/ Gary E. Frashier
                                    -------------------------------------------
                                        Name:  Gary E. Frashier
                                        Title: Chairman of the Board


                                   /s/ Ronald L Goode
                                 -----------------------------------
                                 RONALD L. GOODE










                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                  SCHEDULE 2.2


         The Executive intends to continue to serve on the following Boards

CHARITABLE BOARDS:

         American Graduate School of International Management ("Thunderbird") Institute of International Education Midwest Advisory Board
         Mercy Ships International
         Project HOPE International Advisory Board

         (The Board of Cytoclonal Pharmaceutics recognizes that it is in the best interests of the Company for Dr. Goode to actively participate in community, charitable and civic activities. To encourage him to do so, expenses involved in his attendance at the Board Meetings of "Thunderbird" (The American Graduate School of International Management) and Mercy Ships shall be paid as an expense of the Company.)

FOR PROFIT BOARDS:

         Vitro Diagnostics, Inc.

OTHER ACTIVITIES:

         Cytoclonal Pharmaceutics recognizes that, as Principal of "Pharma-Links, Inc.", Dr. Goode is working on a transaction for Vitro Diagnostics, Inc. Further, Cytoclonal Pharmaceutics acknowledges that Dr. Goode will be allowed to honor the 'business development' contract that Pharma-Links has with Vitro, and to complete the objectives foreseen in that contract, with the proviso that such activities shall be substantially ended by June 30, 2001.